Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Trustees of Pacific Capital Funds:
We have audited the accompanying statements of assets and liabilities of Pacific Capital Funds New Asia
Growth Fund, International Stock Fund, Small Cap Fund, Mid-Cap Fund, Growth Stock Fund, Growth and Income Fund, Value Fund, High Grade Core Fixed Income Fund, Tax-Free Securities Fund, High Grade Short Intermediate Fixed
Income Fund, Tax-Free Short Intermediate Securities Fund and U.S. Government Short Fixed Income Fund (the Funds), including the schedules of portfolio investments, as of July 31, 2007, and the related statements of operations for the year then ended, the statements of changes in net assets for each year in the two-year period then ended and the financial highlights for each year in the three-year period then ended. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The accompanying financial highlights for the periods ended July 31, 2004 and prior were audited by other auditors whose report thereon dated September 1, 2004, expressed an unqualified opinion on those financial statements and financial highlights.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board
(United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
Our procedures included confirmation of securities owned as of July 31, 2007, by correspondence with the custodians and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Funds as of July 31, 2007, and the results of their operations for the year then ended, the changes in their net assets for each year in the two-year period then ended and their financial highlights for each year in the three-year period then ended, in conformity with U.S. generally accepted accounting principles.
KPMG LLP
Columbus, Ohio
September 24, 2007